SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2002
(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington (State or other jurisdiction of incorporation or organization)	1-4825 (Commission File Number)	91-0470860 (IRS Employer Identification Number)

Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On April 16, 2002, on the recommendation of the Audit Committee of the Company’s Board of Directors, the Company’s Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engaged KPMG LLP (“KPMG”) to serve as the Company’s independent public accountants for the fiscal year 2002.

     Andersen’s reports on the Company’s consolidated financial statements for the years ended December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 30, 2001 and December 31, 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated April 19, 2002, stating its agreement with such statements.

     During the years ended December 30, 2001 and December 31, 2000 and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Prior to the acquisition of Willamette Industries, Inc. (“Willamette”) by the Company on February 11, 2002, KPMG served as Willamette’s independent public accountants.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibits are filed with this document.

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 19, 2002

99.1	Press Release dated April 16, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/Steven J. Hillyard

Steven J. Hillyard Vice President and Chief Accounting Officer

April 19, 2002

EXHIBIT INDEX

Exhibit Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 19, 2002

99.1	Press Release dated April 16, 2002